Exhibit 99.1

WEST PHARMACEUTICAL SERVICES THIRD QUARTER RESULTS

— Demand for Coated Closures Drives Quarterly Revenue Growth —

— FY 2004 Sales Guidance Increased and Earnings Guidance Reaffirmed —

LIONVILLE, Pa., October 19, 2004 — West Pharmaceutical Services, Inc. (NYSE: WST), the global market leader in closure systems and syringe components for use with injectable drugs, today announced the results of operations for its third quarter and nine-month period ended September 30, 2004. Reported earnings per share results for all periods reflect the effect of the Company’s 2 for 1 stock split, which occurred on September 29, 2004.

Third quarter sales were $135.3 million, an increase of 12.6% (3.6% of which was due to foreign exchange) from $120.1 million reported in the same period of 2003. Third quarter sales in the Company’s Pharmaceutical Systems Division were $133.1 million, an increase of 12.5% (3.7% of which was due to foreign exchange), compared to $118.2 million in the third quarter of 2003. Excluding the effects of exchange gains and losses, domestic sales grew at 12% while international sales grew at roughly half that rate. Sales of coated pharmaceutical closures and Westar®–treated components were leading contributors to revenue growth and included incremental sales associated with a material change in coating materials and a customer’s repackaging of an existing product with higher-value components. Revenues in the Company’s Drug Delivery Systems Division improved to $2.2 million in the third quarter of 2004 when compared to $1.9 million in the same period of 2003.

Donald E. Morel, West’s Chairman and Chief Executive Officer, said, “Our third quarter sales growth of more than 12% was terrific considering the challenging business environment, including the disruption of our Florida operations by successive hurricanes, the usual summer shutdown of our European operations, and the continued transfer of production back to Kinston. Based on our performance year-to-date, we are pleased to raise our FY 2004 sales guidance and reaffirm our FY 2004 earnings guidance.”

The Company’s reported gross profit margin was 27% in the quarter, compared to 30% in the prior year period. The decline is due primarily to costs associated with the January 2003 fire and explosion at the Company’s Kinston, NC, plant and include continuing costs being incurred at the Company’s new facility there. Reported operating profit for the third quarter 2004 was $6.4 million, a decrease from $6.9 million in the same quarter last year. The decrease is attributed to the Kinston costs and to general and administrative costs for its stock-based incentive plan, increased business development activity, legal and regulatory costs and the effects of currency translation.

For the quarter, the Company reported net income of $4.3 million, or $0.14 diluted earnings per share, a 4.9 % increase, compared to a $4.1 million, or $0.14 diluted earnings per share on a post-split basis, for the same quarter in 2003. Higher reported income from equity affiliates and modest improvements in interest and income tax expense contributed to the improvement in net income, while reported earnings per share remained the same due to the effect of a 7% increase in fully diluted shares outstanding.

Kinston Costs and Update

The Company believes that a comparison of results for the current and prior year reporting periods is aided by excluding from each period the financial effects of the 2003 Kinston loss that will not continue. These include insurance recoveries and associated gains, insured and uninsured costs associated with maintaining production levels at other locations and other associated financial effects. The effects on net income and earnings per share in the quarter are as follows (additional three month and nine month information is included in the table accompanying this release):

$ Millions, except for earnings                    Three Months Ended
per share
                               9/30/04        9/30/04           9/30/03        9/30/03
                            Net income   Earnings per        Net income   Earnings per
                                                share                            share
                           --------------------------       --------------------------

Net Income, GAAP
                                  $4.3          $0.14              $4.1          $0.14

Kinston-related costs:

  Costs associated
  with plant
  explosion                          -              -               0.7           0.03

  Additional
  production costs                 2.1           0.07               0.9           0.03

  Additional
  SG and A costs                   0.3           0.01                 -              -

                           ---------------------------      --------------------------

Net income, pro forma
                                  $6.7          $0.22              $5.7          $0.20
                           ===========================      ==========================

Excluding the additional Kinston-related production costs, consolidated gross margin would have been 29.4% in the quarter, compared to 30.9% in the prior year period and operating profit would have been $9.8 million, compared to $9.4 million in the 2003 period. In determining pro forma results, the Company is not excluding continuing costs associated with the new Kinston facility, notably depreciation and plant overhead costs.

As a result of challenges associated with transferring production to the new facility, the Company now expects to be operating the new facility at Kinston at planned capacity and efficiency in early 2005. While construction was completed on time, the product-by-product transfer of production to Kinston has been delayed by required pre-production audits, validation work and customer approvals.

Drug Delivery Update

As announced this past June, the Company is currently exploring strategic alternatives for its Drug Delivery business and is being advised by Houlihan Lokey Howard & Zukin in connection with that process. The Company plans to conclude the review by the end of the year.

2004 Per Share Earnings Guidance Affirmed

The Company expects fourth quarter revenue growth of 8% to 10%, excluding currency effects, when compared to the 2003 period. The Company affirms its earlier expectations for pro forma diluted earnings per share in the range of $1.00 to $1.05, on a post-split basis. Pro forma diluted earnings per share, on a post-split basis, for each reporting period of 2003 and 2004 exclude non-continuing costs associated with the 2003 explosion and fire at the Company’s Kinston, North Carolina production facility, and the planned closure of its UK plastics facility, which the Company estimates will be between $0.33 and $0.37 per share, on a post-split basis, for the fiscal year 2004. The annual guidance excludes a $0.02 per diluted share non-operating gain that was reported in the first quarter. On a GAAP basis, the Company expects diluted earnings per share to be in the range of $0.65 to $0.74 per share, on a post-split basis. The Company has not yet estimated the effects, if any, of pending changes in U.S. tax law on its earnings expectations for 2004.

Dr.     Morel commented “Looking forward we continue to face some near-term challenges from raw materials costs and absorbing the costs of the new Kinston facility. We continue to make the investments in products and productive capacity that will support the growth we are seeing in the Pharmaceutical Systems business and will be the foundation of our continued growth and profitability in the coming years.”

Conference Call

Management from West Pharmaceutical Services will host a conference call to discuss these results today at 9:00 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed at the Company’s website, http://www.westpharma.com.

About West Pharmaceutical Services

West is the world’s premier provider of standard-setting systems and device components for parenterally administered medicines and an emerging leader in the development of drug formulation and delivery system technologies for the nasal and targeted oral delivery of drugs. Internationally headquartered in Lionville, Pennsylvania, West supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and Australia. For more information, visit West at www.westpharma.com

Cautionary Statement Regarding Forward-Looking Information

Certain statements contained in this press release or in other Company documents and certain statements that may be made by management of the Company orally may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use words such as “estimate,” “expect,” “intend,” “believe,” “plan,” “anticipate” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or condition. In particular, these include statements concerning future actions, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings and financial results.

Because actual results are affected by risks and uncertainties, the Company cautions investors that actual results may differ materially from those expressed or implied in any forward-looking statement.

It is not possible to predict or identify all such risks and uncertainties, but factors that could cause the actual results to differ materially from expected and historical results include, but are not limited to: sales demand, the timing of customers’ projects; continued plant operating efficiencies; successful development of proprietary drug delivery technologies, systems and products, including but not limited to risks associated with the success of clinical trials being conducted on the Company’s proprietary nasal and oral drug-delivery platforms and with the use and defense of intellectual property; regulatory, licensee and/or market acceptance of products based on those technologies or generic versions of commercial products; the Company’s ability to maintain its market position and pricing in the face of lower-cost competitors, particularly in the European marketplace; the Company’s ability to maintain a favorable mix of value-added products in its portfolio; continued strong contribution from the Company’s affiliates; strength or weakness of the U.S. dollar; inflation; potential price increases in raw materials, including those that are petroleum-based, and the continued availability of raw materials; and the impact of recent tax legislation relating to repatriation of foreign earnings.

With respect to the explosion and fire at the Company’s Kinston, NC plant, the following factors should also be taken into consideration: delays in receiving customer approvals of the facility and products produced there, and achieving cost-efficient levels of production in the new facility; continuing costs associated with the plant; the unpredictability of existing and future possible litigation related to the explosion and the adequacy of insurance recoveries for costs associated with such litigation; the impact of government actions or investigations affecting the Company; the extent of uninsured costs for, among other things, legal and investigation services and incremental insurance; and regulatory approvals and customer acceptance of goods from alternate sites.

The Company assumes no obligation to update forward-looking statements as circumstances change. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in the Company’s 10-K, 10-Q and 8-K reports.

                                             WEST PHARMACEUTICAL SERVICES, INC.
                                             CONSOLIDATED STATEMENTS OF INCOME
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      Three Months Ended                  Nine Months Ended
                                              Sept. 30, 2004    Sept. 30, 2003     Sept. 30, 2004   Sept. 30, 2003
                                              --------------     -------------     --------------     -------------
Net sales                                      $ 135,300 100%  $ 120,100  100%   $ 407,000  100%  $ 364,300 100%
Cost of goods and services sold                   98,600  73       84,300   70       286,900   70      250,700  69
-------------------------------------------------------------------------------------------------------------------
      Gross profit                                36,700  27       35,800   30       120,100   30      113,600  31
Selling, general and administrative expenses      30,300  22       27,800   23        90,100   22       79,000  21
Cost associated with plant explosion                   -   -        1,100    1             -    -        9,900   3
Other expense, net                                     -   -            -    -         1,200    -          500   -
---------------------------------------------------------------------------------------------------------------------
      Operating profit                             6,400   5        6,900    6        28,800    7       24,200   7
Interest expense, net                              1,900   1        2,000    2         5,400    1        5,600   2
---------------------------------------------------------------------------------------------------------------------
       Income before income taxes                  4,500   3        4,900    4        23,400    6       18,600   5
Provision for income taxes                         1,400   1        1,500    1         7,500    2        5,700   1
---------------------------------------------------------------------------------------------------------------------
      Income from consolidated operations          3,100   2%      3,400    3%      15,900    4%     12,900   4%
                                                         ----              ----               ----             ----
Equity in net income of affiliated companies       1,200              700              3,100             1,900
---------------------------------------------------------       ----------         ----------        ---------
      Net income                               $   4,300        $   4,100          $  19,000         $  14,800
---------------------------------------------------------       ----------         ----------        ---------
Net income per share:
-----------------------------------------------
      Basic                                    $    0.14        $    0.14          $    0.64         $    0.51
      Assuming dilution                        $    0.14        $    0.14          $    0.62         $    0.51
--------------------------------------------------------------------------------------------------------------
Average common shares outstanding                 30,172           29,012             29,847            28,980
--------------------------------------------------------------------------------------------------------------
Average shares assuming dilution                  31,271           29,198             30,725            28,994
--------------------------------------------------------------------------------------------------------------

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                                          WEST PHARMACEUTICAL SERVICES, INC.
                                            REPORTING SEGMENT INFORMATION

                                                    (in thousands)

                                            Three Months Ended          Nine Months Ended
                                               September 30                September 30
Net Sales:                                   2004        2003             2004        2003
---------------------------------------      ----        ----             ----        ----
Pharmaceutical Systems                  $ 133,100    $ 118,200       $ 399,700   $ 359,600
Drug Delivery Systems                       2,200        1,900           7,300       4,700
                                          -------      -------         -------     -------
    Consolidated Total                  $ 135,300    $ 120,100       $ 407,000   $ 364,300
                                          =======      =======         =======     =======

                                            Three Months Ended          Nine Months Ended
                                               September 30                September 30
Operating Profit (Loss):                    2004          2003           2004         2003
---------------------------------------     ----          ----           ----         ----
Pharmaceutical Systems                  $ 17,600     $  19,400       $  62,600   $  65,500
Drug Delivery Systems                     (3,700)       (5,000)        (10,700)    (12,200)
Corporate costs                           (6,200)       (4,800)        (19,400)    (14,400)
Domestic pension expense                  (1,300)       (1,600)         (3,700)     (4,800)
Costs associated with plant explosion          -        (1,100)              -      (9,900)
                                         -------       -------         -------     -------
    Consolidated Total                  $  6,400     $   6,900       $  28,800   $  24,200
                                         =======       =======         =======     =======

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                                         WEST PHARMACEUTICAL SERVICES INC.
                                 RECONCILIATION OF GAAP TO PRO FORMA NET INCOME
                                      AND FULLY-DILUTED EARNINGS PER SHARE
                                 (dollars in thousands, except per share data)

                                                    Three Months Ended
                                September 30, 2004                      September 30, 2003
                       GAAP Basis   Adjustments   Pro Forma    GAAP Basis   Adjustments  Pro Forma
                       ------------------------------------    -----------------------------------
Sales                    $135,300         $   -    $135,300      $120,100         $   -   $120,100

Gross Profit               36,700         3,100      39,800        35,800         1,400     37,200
Gross Margin                27.1%                     29.4%         29.8%                    30.9%

Operating Profit            6,400         3,400       9,800         6,900         2,500      9,400
Operating Margin             4.7%                      7.2%          5.8%                     7.8%

Net Income                $ 4,300        $2,400     $ 6,700       $ 4,100        $1,600     $5,700

Net income per share:
Assuming dilution         $  0.14        $ 0.08      $ 0.22       $  0.14        $ 0.06     $ 0.20

                                                     Nine Months Ended
                               September 30, 2004                        September 30, 2003
                       GAAP Basis  Adjustments    Pro Forma      GAAP Basis  Adjustments  Pro Forma
                       ------------------------------------      ----------------------------------
Sales                    $407,000        $   -     $407,000        $364,300       $   -    $364,300

Gross Profit              120,100        9,400      129,500         113,600       3,200     116,800
Gross Margin                29.5%                     31.8%           31.2%                   32.0%

Operating Profit           28,800       10,800       39,600          24,200      13,100    $ 37,300
Operating Margin             7.1%                      9.7%            6.6%                   10.2%

Net Income                $19,000      $ 6,800      $25,800         $14,800     $ 8,600    $ 23,400

Net income per share:
Assuming dilution         $  0.62       $ 0.22      $  0.84         $  0.51      $ 0.30      $ 0.81

The Company believes that the comparison of period-to-period results of its ongoing business operations is aided by excluding uninsured costs and on-going additional production and legal costs associated with the 2003 plant explosion in Kinston, N.C., and by excluding a gain on the sale of real estate by the Company's affiliate in Mexico.

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